UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2023

PUREBASE CORPORATION

(Exact name of registrant as specified in charter)

Nevada	000-55517	27-2060863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8625 State Hwy, 124

Ione, CA 95640

(Address of principal executive offices)

(855) 743-6478

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The common stock issuable upon the exercise of the Option will be exempt from registration under Section 4(a)(2) under of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 11, 2023, Brady Barto (“Barto”) was appointed to serve on the Board of Directors of Purebase Corporation (the “Company”).

Barto, age 42, has worked for Signal Hill Petroleum, Inc. (“Signal Hill”) for the past 18 years and has been the Exploration Manager for the past 12 years. Signal Hill is a private family owned California-based energy company involved in gas and oil exploration, development and production in urban areas. Prior to becoming the Exploration Manager, Barto served as the Land Manager and Manager- Real Estate Projects for Signal Hill. Barto also serves as a Commissioner on the Planning Commission for the City of Newport Beach, CA. Barto earned a Bachelor of Business Administration degree from Chapman College in 2005.

Barto was selected as a director for, among other things, his expertise in the financing and development of natural resources.

The Company entered into a twelve-month director agreement with Barto, effective September 11, 2023 (the “Agreement”), which will automatically renew unless Barto gives 30 days prior written notice of his desire not to renew the Agreement. Pursuant to the Agreement, Barto will be paid $1,000 per month for serving as a director, which shall accrue as debt until the Company has its first cash flow positive month. At the completion of the term of the Agreement or if Barto has been removed or resigned, any accrued amount owed will be paid in shares of the Company’s common stock at the lower of $0.15 per share or the 20-day volume weighted average price from the date of termination or resignation.

On September 11, 2023, Barto was granted a five-year option to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.15 per share (the “Option”) pursuant to an option agreement with the Company (the “Option Agreement”). Shares subject to the Option become exercisable one year from the date of grant.

There are no arrangements or understandings between Barto and any other person pursuant to which he was appointed as a director of the Company. Barto is the son of Craig Barto who is an owner of Signal Hill. Craig Barto, along with directors John Bremer and Scott Dockter, are owners of US Mine Corp. and US Mine LLC, both of which have extensive business relationships with the Company. There are no family relationships between Barto and any of the Company’s other officers or directors, or in any transactions in which Barto had, or will have, a direct or indirect material interest, other than as described above.

The foregoing description of the Agreement and the Option Agreement is qualified in its entirety by reference to the full text of the Agreement and the Option Agreement, copies of which are attached hereto as Exhibit 10.38 and Exhibit 10.39, respectively, and are incorporated herein in their entirety by reference.

Item 7.01 Regulation FD Disclosure.

On September 12, 2023, the Company issued a press release announcing the appointment of Brady Barto as a director. A copy of the press release is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

The information in this Item 7.01 of this Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.38	Director Agreement, dated as of September 11, 2023, between the Company and Brady Barto
10.39	Option Agreement, dated September 11, 2023, between the Company and Brady Barto.
99.1	Press Release dated September 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 14, 2023	PUREBASE CORPORATION

	By:	/s/ A. Scott Dockter
A. Scott Dockter
Chief Executive Officer